                                                                     EXHIBIT 4.7


                                 AMENDMENT NO. 2



        AMENDMENT NO. 2 (this "AMENDMENT"), dated as of September 30, 2001, between J.H. Whitney Mezzanine Fund, L.P. (the "PURCHASER"), a Delaware limited partnership, and Mercury Air Group, Inc., a Delaware corporation (the "COMPANY"), to the Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of September 10, 1999, between the Purchaser and the Company, as amended by Amendment No. 1 dated as of September 30, 2000.


                              W I T N E S S E T H:

        WHEREAS, the Purchaser and the Company entered into the Purchase Agreement (the Purchase Agreement, as amended by this Amendment, is hereinafter referred to as the "AGREEMENT"), pursuant to which, among other things, the Purchaser purchased from the Company (i) a subordinated promissory note due September 9, 2006 in the principal amount of $24,000,000, and (ii) a warrant to purchase 503,126 shares of common stock, $.01 par value per share, of the Company; and

        WHEREAS, the Company has requested that WMF provide the waiver provided for herein, and WMF has agreed to provide such waiver on the terms and conditions set forth herein;


        WHEREAS, the Purchaser and the Company desire to amend the Purchase Agreement to change the Interest Coverage ratio financial covenant and the Quick Ratio financial covenant therein.

        NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Purchaser and the Company agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

        1.1 PURCHASE AGREEMENT DEFINITION. All capitalized terms used in this Amendment but not defined shall have the meanings given to them in the Purchase Agreement. In the event of a conflict between the definitions contained in this Amendment and those contained in the Purchase Agreement, the definitions contained herein shall prevail.

                                    ARTICLE 2

                                     WAIVER


        2.1 Pursuant to Section 9.8(a) of the Purchase Agreement, the Company has agreed that it will not permit Interest Coverage for the Company and its Subsidiaries, on a consolidated basis, for the twelve-month period ending on September 30, 2001 to be less than 4.00:1.00. The Company has advised WMF that as for the twelve month period ended September 30, 2001, Interest Coverage covered for the Company and its Subsidiaries, on a consolidated basis was 3.4:1.0, and has requested that WMF waive compliance by the Company with the covenant set forth in Section 9.8(a). Subject to the terms and provisions of this Amendment, WMF hereby waives compliance by the Company and its Subsidiaries with the covenant set forth in
Section 9.8(a). This waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Purchase Agreement or any of the other Transaction Documents.

                                   ARTICLE 3

                        AMENDMENTS TO PURCHASE AGREEMENT

        3.1 AMENDMENT TO SECTION 9.8(a).

                Section 9.8(a) of the Purchase Agreement is deleted in its entirety and the following is substituted therefor:

                        INTEREST COVERAGE. The Company shall not permit Interest
                Coverage for the Company and its Subsidiaries, on a consolidated basis, for any twelve (12) month period ending on the last day of a fiscal quarter during any of the periods set forth below to be less than the ratio set forth below for such period:

               Period                                                     Ratio
               ------                                                     -----
               Closing Date to and including June 30, 2000             3.125:1.00
               July 1, 2000 to and including December 31, 2000          2.75:1.00
               January 1, 2001 to and including March 31, 2001          3.25:1.00
               April 1, 2001 to and including June 30, 2001             3.50:1.00
               July 1, 2001 and thereafter                              3:25:1.00

                        "INTEREST COVERAGE" shall be calculated as illustrated
                on Exhibit D.

        3.2 AMENDMENT TO SECTION 9.8(f).

                Section 9.8(f) of the Purchase Agreement is deleted in its entirety and the following is substituted therefor:

                        QUICK RATIO. The Company will not permit the ratio of
                (i) Quick Assets to (ii) the sum of Current Liabilities and (B) to the extent not included in Current Liabilities, the aggregate outstanding amount of all Loans under the Senior Credit Documents (other than the Term Loan, the Acquisition Loans and obligations in respect of the Letters of Credit, all as such terms are defined in the Senior Credit Agreement) for the Company and its Subsidiaries on a consolidated basis during the periods set forth below to be less than the ratio set forth below for such period:

               Period                                                  Ratio
               ------                                                  -----
               Closing Date to and including March 31, 2001          1.10:1.00
               April 1, 2001 to and including March 31, 2002         1.15:1.00
               April 1, 2002, and thereafter                         1.20:1.00


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

        The Company represents and warrants to the Purchaser as follows:


        4.1 REPRESENTATIONS AND WARRANTIES IN THE PURCHASE AGREEMENT. The representations and warranties of the Company contained in the Article 5 of the Purchase Agreement were true, correct and complete as and when made.

        4.2 AUTHORITY, ETC. The execution and delivery by the Company of this Amendment and the performance by the Company of all of its agreements and obligations under this Amendment and the Agreement (i) are within the corporate authority of the Company, (ii) have been duly authorized by all necessary corporate proceedings by the Company, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company, and (iv) do not conflict with any provision of the corporate charter or by-laws of, or any agreement or other instrument binding upon, the Company.

        4.3 ENFORCEABILITY OF OBLIGATIONS. This Amendment and the Agreement constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

        4.4 NO DEFAULT. After giving effect to this Amendment and the amendment to the Senior Credit Agreement contemplated hereby, no default or Event of Default exists under the Agreement or the Note.

                                    ARTICLE 5

                             AFFIRMATION OF GUARANTY


        5.1 For purposes of the Guaranty, by their respective signatures below, each Guarantor hereby consents and agrees to the entering into of this Amendment and acknowledges and affirms that the Guaranty (as amended, modified or supplemented prior to the date hereof) remains in full force and effect in accordance with its terms on the date hereof and after giving effect to this Amendment.


                                    ARTICLE 6

                           CONDITIONS TO EFFECTIVENESS

          The effectiveness of this Amendment is conditioned upon the:

                (a) receipt by the Purchaser of an original counterpart signature to this Amendment, duly executed and delivered by the Company;

                (b) receipt by the Purchaser, in form and substance satisfactory to it, of the evidence of all corporate approval necessary in connection with this Amendment and the consummation of the transactions contemplated herein, including, without limitation, the issuance of the Amended and Restated WMF Warrant referred to in clause (d) below;

                (c) the Purchaser shall be satisfied that, after giving effect to this Amendment, no default or Event of Default shall then exist;

                (d) the WMF Warrant shall have been amended to reduce the Purchase Price to $5.50 per share, which amendment shall be effected by the exchange of an Amended and Restated WMF Warrant in the form of Exhibit A to this Amendment for the WMF Warrant originally issued to the Purchaser; and

                (e) receipt by the Company of all consents under the Senior Credit Agreement required in connection with this Amendment and the consummation of the transactions contemplated herein, including, without limitation, the issuance of the Amended and Restated WMF Warrant.


                                    ARTICLE 7

                                  MISCELLANEOUS

        7.1 CONTINUED EFFECTIVENESS. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Purchase Agreement. The parties hereto expressly do not intend to extinguish the Purchase Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Purchase Agreement (including, without limitation, the Note) and the other documents contemplated thereby and to reaffirm the rights and obligations contained therein. The Purchase Agreement as amended hereby and each of the other documents contemplated thereby shall remain in full force and effect. Except as herein amended, the Purchase Agreement shall remain unchanged and in full force and effect, and is hereby ratified in all respects. All of the representations, warranties and covenants contained in the Purchase Agreement and this Amendment shall survive the execution and delivery of this Amendment.

        7.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

                (a)   if to the Purchaser:

                      J.H. Whitney Mezzanine Fund, L.P.
                      177 Broad Street

                      Stamford, Connecticut  06901
                      Telecopier No.: (203) 973-1422
                      Attention: Mr. James H. Fordyce
                                 Mr. Daniel J. O'Brien

                      with a copy to:

                      Morrison Cohen Singer & Weinstein, LLP
                      750 Lexington Avenue
                      New York, New York  10022
                      Telecopier No.: (212) 735-8708
                      Attention: David A. Scherl
                                 Jack Levy, Esq.

                      if to the Company:

                      Mercury Air Group, Inc.
                      5456 McConnel Avenue
                      Los Angeles, CA 90066
                      Telecopier No.: (310) 827-0650
                      Attention: Mr. Joseph A. Czyzyk
                                 Wayne J. Lovett, Esq.

                      with a copy to:

                      McBreen, McBreen & Kopko
                      20 North Wackes Drive, Suite 252
                      Chicago, IL 60606
                      Telecopier No.: (312) 332-2657
                      Attention: Frederick Kopko, Esq.


                All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days after being deposited in the mail, postage prepaid; and if telecopied, when receipt is acknowledged.

        7.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto.

        7.4 REFERENCES. Any reference to the Purchase Agreement contained in any notice, requisite, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include the amendments contained in this Amendment unless the context shall otherwise require.

        7.5 SIGNATURES; COUNTERPARTS. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other



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

parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        7.6 HEADINGS. The headings in this Amendment are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        7.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE (INCLUDING GIVING EFFECT TO GOL SECTION 5-1401).

        7.8 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

        7.9 CERTAIN EXPENSES. The Company will pay all expenses of the Purchaser (including fees, charges and disbursements of counsel) in connection with this Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                       MERCURY AIR GROUP, INC.


                                       By:
                                          --------------------------------------
                                       Name: Randolph E. Ajer
                                       Title: Chief Financial Officer


                                       J.H. WHITNEY MEZZANINE FUND, L.P.

                                       By: Whitney GP, L.L.C.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title: A Managing Member



                  [SIGNATURE PAGE TO AMENDMENT NO. 2 AGREEMENT]



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

GUARANTORS:


MERCFUEL, INC.

By:
   ---------------------------------
Name: John Condie
Title: Chief Financial Officer


MAYTAG AIRCRAFT CORPORATION

By:
   ---------------------------------
Name: Randolph E. Ajer
Title: Treasurer


MERCURY AIR CARGO, INC.

By:
   ---------------------------------
Name: Randolph E. Ajer
Title: Treasurer


AEG FINANCE CORPORATION

By:
   ---------------------------------
Name: Randolph E. Ajer
Title: Treasurer


MERCURY AIR CENTERS, INC.
(F/K/A WOFFORD FLYING SERVICES, INC.)

By:
   ---------------------------------
Name: Randolph E. Ajer
Title: Treasurer


HERMES AVIATION, INC.

By:
   ---------------------------------
Name: Randolph E. Ajer
Title: Treasurer


VULCAN AVIATION, INC.

By:
   ---------------------------------
Name: Randolph E. Ajer
Title: Treasurer


                  [SIGNATURE PAGE TO AMENDMENT NO. 2 AGREEMENT]



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

JUPITER AIRLINE AUTOMATION SERVICES, INC.
(f/k/a RPA AIRLINES AUTOMATION SERVICES, INC.)

By:
   ---------------------------------
Name: Randolph E. Ajer
Title: Treasurer


MERCURY ACCEPTANCE CORPORATION

By:
   ---------------------------------
Name: Randolph E. Ajer
Title: Treasurer


EXCEL CARGO, INC.

By:
   ---------------------------------
Name: Randolph E. Ajer
Title: Treasurer













                  [SIGNATURE PAGE TO AMENDMENT NO. 2 AGREEMENT]




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